EXHIBIT 10.21

AMENDMENT NO. 1 TO

USANA HEALTH SCIENCES, INC.

2015 EQUITY INCENTIVE AWARD PLAN

This Amendment No. 1 (the “Amendment”) to the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan (the “Plan”) is entered into effective the 7th day of February 2022.

WHEREAS, the Plan was duly adopted by the Board of Directors (the “Board”) of USANA Health Sciences, Inc. (the “Company”) on March 9, 2015 and approved by the shareholders of the Company on May 6, 2015; and

WHEREAS, the Board has designated the Compensation Committee of the Board as the “Committee” (as that term is defined and utilized in Article 12 of the Plan) that is authorized to administer and operate the Plan;

WHEREAS, the Committee has determined, pursuant to the authority granted to it in Section 14.1 of the Plan, that it is in the best interest of the Company and its shareholders to amend Section 3.1(a) of the Plan to reduce the number of shares authorized for issuance under the Plan as set forth in this Amendment.

NOW, THEREFORE, Section 3.1(a) of the Plan is hereby amended and replaced in its entirety with the following provision:

3.1    Number of Shares.

(a)         Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued, transferred or reserved for issuance pursuant to Awards under the Plan shall be one million seven-hundred and fifty thousand (1,750,000) shares. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in this Section 3.1(a). Shares of stock that may be issued upon exercise of Options under the Plan shall be authorized and unissued shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”). In the absence of an effective registration statement under the Securities Act of 1933 (the “Act”), all Options granted and shares of Common Stock subject to their exercise will be restricted as to subsequent resale or transfer, pursuant to the provisions of Rule 144, promulgated under the Act.

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I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of USANA Health Sciences, Inc. on February 7, 2022.

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Executed as of the effective date set out above.

Corporate Secretary